EXHIBIT 10.2

ADDENDUM TO PROFESSIONAL SERVICES AGREEMENT

This Addendum To Professional Services Agreement (the “Agreement”) is made and entered into on  March 4th , 2013 by and between SMTP, Inc. (“SMTP”), a Delaware corporation, with offices located at One Broadway, 14th Floor, Cambridge, MA 02142; and inSegment, Inc., a Massachusetts corporation, with its principal place of business located at 313 Washington Street, Suite 401, Newton, MA 02458  (“inSegment”). SMTP and inSegment shall hereinafter collectively be referred to as the “parties” and generically as a “party.”

1.

This Agreement amends and modifies that certain Professional Services Agreement (“Services Agreement”) dated October 18, 2012 made and entered into by the parties hereto as follows:

Exhibit B of the Services Agreement is deleted in its entirety and replaced with the Exhibit B attached to this Agreement.

2.

Simultaneous with the execution of this Agreement, SMTP shall deliver to inSegment: (i) a certificate for 18,868 shares of restricted SMTP Common Stock representing $25,000 worth of stock for services rendered to SMTP during November and December of 2012, calculated pursuant to the Quarterly Restricted Stock Grant Payment formula contained in Exhibit B of the Services Agreement in effect prior to the execution of this Agreement; and (ii) a certificate for 45,000 shares of restricted SMTP Common Stock representing payment for website construction as described in Exhibit B of the Services Agreement as in effect subsequent to the execution of this Agreement, and vesting pursuant thereto.

3.

Simultaneous with the execution of this Agreement, inSegment waives all fees and other amounts exceeding $25,000 billed or owed to inSegment by SMTP for services rendered to SMTP from the Effective Date to January 31, 2012, calculated pursuant to Exhibit B of the Services Agreement as in effect prior to the execution of this Addendum.

4.

Capitalized terms herein have the same meaning as used in the Services Agreement unless otherwise noted.

5.

All other provisions of the Services Agreement remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement, which shall be deemed to be amended appropriately in order to be consistent with this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

INSEGMENT, INC.		SMTP, INC.

By:		By:
	Alexander Kesler,		Semyon Dukach,
	President		Chair of the Board of Directors

EXHIBIT B

Pricing/Compensation

Service	Cost

1.

SEO/PPC/Marketing/Retargeting                                                PER SCHEDULES

Fixed monthly fee of $25,000 ($12,500 payable in cash and $12,500 payable in SMTP Restricted* Common Stock), all as described below.

The cash payment is due on the 15th day of each month as described below:

March 2013

$  6,250.00

April 2013

$13,392.85

May 2013

$13,392.85

June 2013

$13,392.85

July 2013

$13,392.85

August 2013

$13,392.85

September 2013

$13,392.85

October 2013

$13,392.85

Third party costs such as translation, pr wire fees, travel, etc. are billed at cost with no markup and are payable in addition to the fees specified herein.

Quarterly Restricted* Stock Grant Payment with a formula as stated below:

Stock Grants representing Restricted* Common Stock in SMTP, Inc., with symbol SMTP, with vesting schedule of six (6) months from delivery date.

The amount of Restricted* Stock Grants shall be determined by a Quarterly Formula which shall calculate total shares due inSegment equal to the amount due divided by the price of the average closing price of current unrestricted shares in the open market in the last ten (10) trading days of such invoiced quarter.

Quarterly Formula: Restricted* Stock Grant Invoicing shall be deferred until each calendar quarter end.

*Restricted: The Restricted Stock Grants shall not be registered and shall bear restrictions indicating stock shall bear a holding restriction of six (6) months.

The obligation of the Stock Grant payment shall survive termination of this Agreement for a period representing monthly services rendered through Termination date.  Remaining unpaid monthly services rendered post termination shall be reimbursed with Stock Grants per adjusted Quarterly Formula representing the actual number of service months.

The Restricted Stock shall not be registered under the Securities Act of 1933 (“Securities Act”), or pursuant to the provisions of the securities act of any state.  The securities will be sold to you without benefit of registration under the federal and state securities acts by reason of specific exemptions from registration provided by such acts. The availability of each such exemption is dependent in part upon your investment “intent” as a prospective investor.  An exemption from registration would be unavailable if you were purchasing our securities with a view to redistribute them.  Accordingly, you acknowledge that your purchase is for investment, for your own account, and without any view to the sale or other disposition thereof. You will not be granted the right to require the registration of any of your securities under the Securities Act or any state securities act, and we have no present intention to do so. No liquid public market for any of our Company’s securities exists and such a market may not develop.

You understand and agree that the following restrictions and limitations are applicable to your purchase and resale, hypothecation or other transfer of your securities pursuant to the Securities Act, state securities laws and other reasons. A legend in substantially the following form has been or will be placed on any certificate(s) evidencing your securities:

THE SECURITIES REPRESENTED BY THIS INVESTMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATIONS, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT WITH THE WRITTEN CONSENT OF THE COMPANY, WHICH CONSENT MAY BE WITHHELD IN ITS SOLE DISCRETION, AND EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATIONS ARE NOT REQUIRED FOR SUCH TRANSFER, OR THE SUBMISSION TO THE COMPANY OF OTHER EVIDENCE AS MAY BE SATISFACTORY TO IT TO THE EFFECT THAT THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER HAVE BEEN COMPLIED WITH.

Stop transfer instructions to our Company’s transfer agent will be placed with respect to your securities so as to restrict their resale, pledge, hypothecation or other transfer.

2.

Website Redevelopment                45,000 Shares of Restricted Common Stock

inSegment shall charge a fixed fee of 45,000 shares of Restricted Common Stock of SMTP in exchange for fulfillment of the stated Website Redevelopment services.  Such work shall be billed separately and in addition to the Retainer and shall be considered a separate project.

The 45,000 shares of SMTP Restricted Common Stock shall be payable on the date hereof, and shall bear a holding restriction of six (6) months.